                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      January 25, 2005 (January 19, 2005)
                           ---------------------------

                            Arbor Realty Trust, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Maryland                    001-32136                  20-0057959
 ---------------                -----------               -------------------
 (State or other                (Commission                 (IRS Employer
  jurisdiction of               File Number)              Identification No.)
 incorporation)

       333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (516) 832-8002
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            Arbor Realty Trust, Inc.
                           Current Report on Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 19, 2005, Arbor Realty Trust, Inc. ("Arbor") announced that two of its consolidated subsidiaries, Arbor Realty Mortgage Securities Series 2004-1, Ltd. (the "Issuer") and Arbor Realty Mortgage Securities Series 2004-1 LLC (the "Co-Issuer" and together with the Issuer, the "Issuers") issued approximately $305.3 million principal amount of investment grade-rated notes (the "Notes") evidencing a collateralized debt obligation and sold such Notes in a private placement. Simultaneously with the issuance of the Notes, the Issuer issued and sold preferred shares with a notional amount of approximately $164 million to a consolidated subsidiary of Arbor.

         The Notes were issued pursuant to an indenture, dated as of January 19, 2005. The information contained in Item 2.03 of this Form 8-K regarding the terms of the indenture and the Notes is incorporated by reference into this
Item 1.01.

         The Issuer and Co-Issuer sold the Notes in a private placement pursuant to a note purchase agreement, dated as of January 19, 2005, with Wachovia Capital Markets, LLC, as initial purchaser. The Notes were resold to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and in the United States to U.S. persons who are qualified institutional buyers within the meaning of Rule 144A under the Securities Act and qualified purchasers within the meaning of the Investment Company Act of 1940, as amended. The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         The net proceeds of the sale of the Notes were used to repay borrowings under Arbor's current credit facilities. Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is the lender under Arbor's $350 million loan purchase and repurchase agreement, dated as of July 12, 2004. On December 22, 2004, the borrowing capacity under this agreement was temporarily increased to $430 million until February 9, 2005. $203 million of the net proceeds from the sale of the Notes was used to reduce the amount outstanding under this agreement. Wachovia Bank, National Association is also the lender under a $100 million repurchase agreement with Arbor. In connection with the issuance of the Notes, the Issuer entered into an interest basis swap agreement, dated as of January 19, 2005, with Wachovia Bank, National Association, as hedge counterparty as described in Item 2.03 of this Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The following aggregate principal amounts of the following four classes of Notes (each, a "Class") were issued pursuant to the terms of an indenture, dated as of January 19, 2005 (the "Indenture") by and among Arbor Realty Mortgage Securities Series 2004-1, Ltd. (the "Issuer"), Arbor Realty Mortgage Securities Series 2004-1 LLC (the "Co-Issuer" and together with the Issuer, the "Issuers") Arbor Realty SR, Inc., as advancing agent and LaSalle Bank National Association, as trustee, calculation agent and custodial securities intermediary: (1) $182,910,000 aggregate principal amount of Class A Senior Secured Floating Rate Term Notes, (2) $51,590,000 aggregate principal amount of Class B Second Priority Floating Rate Term Notes, (3) $50,417,000 aggregate principal amount of Class C Third Priority Floating Rate Term Notes, and (4) $20,402,000 aggregate principal amount of Class D Fourth Priority Floating Rate Term Notes. Simultaneously with the issuance of the Notes, the Issuer also issued and sold preferred shares (the "Preferred Shares") with a notional amount of approximately $164 million to a consolidated subsidiary of Arbor.

         The Notes are secured by a portfolio of collateral debt securities with a face value of approximately $441 million, consisting primarily of real estate-related bridge loans, mezzanine loans and junior participating interests in first mortgage loans, and $28 million of cash available for investment in similar real estate-related collateral debt securities in the future. Arbor intends to own the portfolio of collateral debt securities until its maturity and will account for the issuance of the Notes on its balance sheet as a financing. The financing has a four-year reinvestment period that allows the principal proceeds and sale proceeds (if any) of the collateral debt securities to be reinvested in qualifying replacement collateral debt securities, subject to the satisfaction of certain conditions set forth in the Indenture.

         The collateral debt securities were purchased by the Issuer from other consolidated subsidiaries of Arbor, and each seller made certain representations and warranties to the Issuer with respect to the collateral debt securities it sold. If any such representations or warranties are inaccurate, the Issuer may compel the seller to repurchase the affected collateral debt security from it for par plus accrued interest and certain additional charges, if then applicable.

         The Issuer entered into a Collateral Management Agreement with Arbor Realty Collateral Management, LLC, a consolidated subsidiary of Arbor (the "Collateral Manager") pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the collateral debt securities and other eligible investments securing the Notes in exchange for a fee which is payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture. The Collateral Manager's fee is equal to 0.25% per annum of the net outstanding portfolio balance (the sum of (i) the aggregate principal balance of the collateral debt securities and the principal proceeds thereof,
(ii) cash and eligible investments held in certain accounts pledged as security for payment the Notes and (iii) with respect to any collateral debt securities that are "defaulted securities," the anticipated recovery as determined and calculated under the Indenture). The payment of 40% of the Collateral Manager's fee is senior to payments on the Notes and the payment of 60% is junior to payments on the Notes.

         The Notes represent non-recourse obligations of the Issuers payable solely from the collateral debt securities and other assets pledged under the Indenture. To the extent the collateral debt securities and other pledged assets are insufficient to makes payments in respect of the Notes, neither of the Issuers will have any obligation to pay any further amounts in respect of the Notes.

         The Notes have an initial weighted average interest rate of approximately 0.77% plus three-month LIBOR. Interest payments on the Notes are payable quarterly, beginning on April 21, 2005, to and including February 20, 2040, the stated maturity date of the Notes. In order to manage the Issuer's exposure to interest rate mismatches between the Notes and the collateral debt securities that bear interest at a floating rate other than three-month LIBOR, the Issuer entered into an interest basis swap agreement, dated as of January 19, 2005, with Wachovia Bank, National Association, as hedge counterparty. As advancing agent under the Indenture, Arbor Realty SR, Inc., a consolidated subsidiary of Arbor, may be required to advance interest payments due on the Notes on the terms and subject to the conditions set forth in the Indenture. Arbor Realty SR, Inc. is entitled to receive a fee, payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.07% per annum on the aggregate outstanding principal amount of the Class A Notes and the Class B Notes.


         Each Class of Notes will mature at par on February 20, 2040, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid well in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average lives of the four classes of the Notes is currently expected to be between four and five years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies. There is no assurance that such assumptions will be met.

         The Class C Notes and the Class D Notes will be entitled to receive quarterly scheduled amortization amounts (on a pari passu basis within each such Class), if and to the extent that funds are available for such purpose in accordance with the priority of payments set forth in the Indenture. The scheduled amortization amount for the Class C and Class D Notes is up to $1,423,827 and $576,173, respectively, in each case on each interest payment date occurring during the period from April 21, 2005 to, but excluding, January 21, 2009, determined on a non-cumulative basis and only to the extent that amounts are available to pay such scheduled amortization amounts in accordance with the priorities of payments set forth in the Indenture.

         Interest and principal payments on the Class A Notes are senior to interest and principal payments, respectively, on the Class B, Class C and Class D Notes. Interest and principal payments on the Class B Notes are senior to interest and principal payments, respectively, on the Class C and Class D Notes. Interest and principal payments on the Class C Notes are senior to interest and principal payments, respectively, on the Class D Notes.

         From January 21, 2015 until (but not including) the date on which a clean-up call redemption may be exercised (as described below), the Notes and the Preferred Shares may be redeemed (in whole but not in part) if a successful auction of the collateral debt securities is completed in accordance with the terms of the Indenture (which requires, among other things, that the cash purchase price for such collateral debt securities, together with the balance of eligible investments and cash in certain accounts pledged to secure payment of the Notes, is at least equal to the amount necessary to redeem the Notes and pay certain other required amounts under the priority of payments set forth in the Indenture).

         The Notes are subject to a clean-up call redemption (at the direction of the Collateral Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes (excluding certain capitalized interest with respect to the Class C Notes and the Class D Notes) has been reduced to 10% of the aggregate principal amount of the Notes outstanding on the issuance date.

         Subject to certain conditions described in the Indenture, on January 21, 2008 and on any interest payment date thereafter, the Issuer may redeem the Notes and the Preferred Shares at the direction of (i) holders of at least a majority of the aggregate outstanding notional amount of the Preferred Shares or
(ii) the Collateral Manager unless holders of a majority of the aggregate outstanding notional amount of the of the Preferred Shares object.

         The Notes are also subject to a mandatory redemption on any interest payment date on which certain coverage tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Notes is to be paid for from interest and principal proceeds of the Collateral Debt Securities in accordance with the priority of payments set forth in the Indenture, until the applicable coverage tests are satisfied.

         Within 10 business days after the date (the "Effective Date") which is the earlier of 180 days after the issuance of the Notes or the date on which the Issuer has invested $18 million of the proceeds available for reinvestment from the proceeds of the sale of the Notes and the Preferred Shares which are not earmarked to fund additional advances with respect to existing collateral debt securities, the Issuer will request that each rating agency that rated a Class of Notes confirm the rating it initially assigned to such Class of Notes at the time of issuance. If any such initial rating of any Class of Notes has not been confirmed, or is reduced or withdrawn, within 20 business days after the Effective Date by any such rating agency, then any uninvested portion of the $18 million plus certain interest proceeds remaining after payment of various fees and expenses and interest then payable on the Notes (and, under certain circumstances, certain required payments of principal on the Notes), will be used to pay principal of the Notes, in accordance with the priority of payments, until each such rating is confirmed or reinstated or such Class has been paid in full.

         If certain events occur which would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the aggregate outstanding notional amount of the Preferred Shares may require that the Issuer prepay all of the Notes.

         The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts and, with respect to the Class C Notes and the Class D Notes, any capitalized interest amounts).

         The Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the reinvestment period, the Collateral Manager (for at least 30 consecutive days) is unable to identify appropriate collateral debt securities that satisfy the eligibility criteria required under the Indenture in sufficient amounts to permit reinvestment and the Collateral Manager notifies the trustee and the Issuer of such election and the amount to be amortized.

         In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer, Co-Issuer or pool of assets securing the Notes to register as an investment company, and (2) the loss of the Issuer's status as qualified REIT subsidiary of Arbor Realty SR, Inc.

ITEM 8.01  OTHER EVENTS.

         On January 19, 2005, Arbor issued a press release announcing the closing of the collateralized debt obligation disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit Number

          99.1          Press Release, dated January 19, 2005.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 25, 2005                    ARBOR REALTY TRUST, INC.


                                            By:      /s/ Frederick C. Herbst
                                                     ---------------------------
                                            Name:    Frederick C. Herbst
                                            Title:   Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit Number
--------------
    99.1          Press Release, dated January 19, 2005.